Exhibit 99.1

Corporate News

FOR RELEASE AT 4PM ET AUGUST 8, 2016
Arotech Reports Second Quarter and Year-to-Date 2016 Results

Ann Arbor, Michigan – August 8, 2016 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for its second quarter and six months ended June 30, 2016 and a more narrow range for its 2016 outlook.

Second Quarter 2016 Financial and Business Highlights:
•	Total revenues of $21.8 million
•	Diluted EPS of $(0.03)
•	Adjusted EPS of $0.01 (reconciliation to diluted EPS appears in tables below)
•	Net loss of $(800,000)
•	Adjusted EBITDA of $1.1 million (reconciliation to net loss appears in tables below)
•	Backlog of orders as of June 30, 2016 totaled $52 million

U.S. $ in thousands, except per share data	Second Quarter		First Quarter
	2016	2015	2016
GAAP Measures
Revenue	$21,780	$21,644	$25,406
Net (Loss)/ Income	$(800)	$(2,243)	$(644)
Diluted EPS	$(0.03)	$(0.10)	$(0.03)

Non-GAAP Measures
Adjusted EBITDA	$1,069	$(165)	$1,548
Adjusted EPS	$0.01	$(0.04)	$0.03

“While we delivered strong gross margins for the second quarter and worked to advance a number of opportunities in our pipeline towards the award stage, we had hoped for better results,” commented Steven Esses, Arotech’s President and CEO. “Given the additional clarity we have regarding the timing of future opportunities and with contract awards and our financial results through the first half of the year, we have made the prudent decision to narrow the range of our previously-issued guidance. We now expect results to reach only the lower-end of our previously issued full-year 2016 outlook.”

“Our Power Systems Division secured several wins in recent months, including  a contract from the U.S. Marine Corps valued at $2.6 million for the design, development and delivery of four MEHPS systems to further build upon our backlog,” continued Esses. “In addition, our Simulation Division was awarded an IDIQ contract from the U.S. Department of State for MILO Range Training Systems valued at up to $40 million.”

Mr. Esses added, “Strategically, we are not satisfied with the current pace of our operational turnaround, and we are working collaboratively with our new Chairman and our entire Board, including the independent members, to accelerate progress. In response to our year-to-date results, the board has begun an intensive review of our businesses, procedures and strategies, utilizing their diverse areas of expertise to help Arotech advance growth initiatives and further enhance operational efficiency, Under the board’s direction, we are also exploring ways to augment our organic long-term growth strategy by leveraging our public company infrastructure, industry relationships and experience to increase value for our shareholders.”

Second Quarter Financial Summary

Revenues for the second quarter were $21.8 million, compared to $21.6 million for the comparable period in 2015.

Gross profit for the second quarter was $7.0 million, or 32.1% of revenues, compared to $6.2 million, or 28.7% of revenues, for the prior year period.

Operating loss for the second quarter of 2016 was a loss of $(247,000) compared to a loss of $(1.7 million) for the corresponding period in 2015. Operating expenses were $22.0 million in the second quarter of 2016 compared to $23.3 million in the year ago quarter.

Total other income was an expense of $(184,000) for the second quarter of 2016 and $(209,000) for the corresponding period in 2015.

The Company’s net loss for the second quarter was $(800,000), or $(0.03) per basic and diluted share, compared to $(2.2) million, or $(0.10) per basic and diluted share, for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) was $0.01 for the second quarter of 2016 and $(0.04) for the corresponding period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) was approximately $1.1 million for the second quarter of 2016 and $(165,000) for the corresponding period of 2015.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Year-to-Date Financial Summary

Revenues for the first six months were $47.2 million, compared to $45.9 million for the comparable period in 2015. The year-over-year increase was driven, in large part, by revenue growth in the Company’s Power Systems Division.

Gross profit for the first six months was $14.7 million, or 31.1% of revenues, compared to $13.1 million, or 28.6% of revenues, for the prior year period.

The operating loss for the first six months of 2016 was $(366,000), compared to a loss of $(1.6 million) for the corresponding period in 2015.  Included in the 2015 loss from operations was a non-recurring expense reduction of $895,000 related to the sale of a building used in the Company’s former Armor Division, partially offset by non-recurring costs of $803,000 related to the transition and move of the Company’s former Alabama operations to UEC based in South Carolina.  Excluding these significant non-recurring items, the Company’s income from operations improved $1.2 million during the first six months of 2016 as compared to 2015.

Total other expense for the first six months of 2016 was $495,000 compared to total other expenses of $521,000 for the corresponding period in 2015. The difference was driven by less interest expense incurred as a result of less debt outstanding in 2016 as compared to 2015.

The Company's net loss for the first six months was $(1.4 million), or $(0.06) per basic and diluted share, compared to $(2.7 million), or $(0.12) per basic and diluted share, for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) for the first six months was $0.04, compared to $(0.02) for the corresponding period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first six months was $2.6 million compared to $1.3 million for the corresponding period of 2015.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Balance Sheet Metrics

As of June 30, 2016, the Company had $10.0 million in cash and cash equivalents, as compared to $10.7 million in cash and cash equivalents at December 31, 2015.

As of December 31, 2015, Arotech has net operating loss carryforwards for U.S. federal income tax purposes of $40.7 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. The Company accrued $229,000 in non-cash tax expenses in the second quarter of 2016, reflecting the uncertainty of the deductibility of intangible expenses for federal income tax purposes.

As of June 30, 2016, the Company had total debt of $15.4 million, consisting of $4.3 million in short-term bank debt under its credit facility and $11.1 million in long-term loans. This is in comparison to December 31, 2015 when the Company had total debt of $20.3 million, consisting of $4.1 million in short-term bank debt and $16.2 million in long-term loans.

The Company also had $10.7 million in available, unused bank lines of credit with its primary bank as of June 30, 2016, under a $15.0 million credit facility through its main bank.

The Company had a current ratio (current assets/current liabilities) of 2.3 compared with the December 31, 2015 current ratio of 1.9.

2016 Guidance

The company is affirming the low-end of its 2016 outlook and narrowing the range of expectations of total revenue of $100 million to $104 million (originally $100 to $112 million), with adjusted earnings per share (Adjusted EPS) of $0.18 to $0.20 (originally $0.18 to $0.23) and adjusted EBITDA of $7 million to $8 million (originally $7 million to $9 million). This outlook includes only organic contribution, and does not take any potential acquisition activity into account. Adjusted EPS is based on 26.4 million current shares outstanding. Guidance is provided on a non-GAAP basis to be consistent with past practice. Guidance for 2017 will to the extent possible be given in respect of GAAP measures. The financial guidance provided is as of today and Arotech undertakes no obligation to update its estimates in the future.

Conference Call

The Company will host a conference call today, Monday, August 8, 2016 at 5:00 p.m. Eastern Time, to review the Company’s financial results and business outlook.

To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:

•	US: 1-877-857-6161
•	International: + 1-719-325-4940
•	Conference ID: 9501647

The conference call will also be broadcasted live as a listen-only webcast on the investor relations section of Arotech’s website at http://www.arotech.com/.

The online webcast will be archived on the Arotech’s website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-870-5176 within the U.S. and 1-858-384-5517 internationally. The telephonic playback will be available beginning at 8 pm Eastern time on Monday, August 8, 2016, and continue through 11:59 pm Eastern time on Monday, August 15, 2016. The replay passcode is 9501647.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced battery solutions, innovative energy management and power distribution technologies, and zinc-air and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Investor Relations Contacts:

Brett Maas / Rob Fink
Hayden IR
(646) 536.7331 / (646) 415.8972
ARTX@haydenir.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,961,846	$10,698,405
Trade receivables	16,200,451	17,401,479
Unbilled receivables	7,985,180	12,132,484
Other accounts receivable and prepaid	2,078,376	1,007,358
Inventories	9,673,232	9,607,836
TOTAL CURRENT ASSETS	45,899,085	50,847,562
LONG TERM ASSETS:
Property and equipment, net	6,393,384	6,440,270
Other long term assets	5,685,000	5,407,427
Intangible assets, net	7,896,041	9,334,730
Goodwill	45,487,970	45,463,027
TOTAL LONG TERM ASSETS	65,462,395	66,645,454
TOTAL ASSETS	$111,361,480	$117,493,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$3,075,639	$5,914,042
Other accounts payable and accrued expenses	5,551,619	5,560,040
Current portion of long term debt	1,383,380	4,362,438
Short term bank credit	4,326,083	4,060,000
Deferred revenues	5,745,962	6,879,815
TOTAL CURRENT LIABILITIES	20,082,683	26,776,335
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	7,857,174	7,516,980
Long term portion of debt	9,656,601	11,856,522
Other long-term liabilities	7,497,832	7,295,808
TOTAL LONG-TERM LIABILITIES	25,011,607	26,669,310
TOTAL LIABILITIES	45,094,290	53,445,645
STOCKHOLDERS’ EQUITY:
TOTAL STOCKHOLDERS’ EQUITY (NET)	66,267,190	64,047,371
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$111,361,480	$117,493,016

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
 (U.S. $ in thousands, except per share data)

	Six months ended June 30,		Three months ended June 30,
	2016	2015	2016	2015
Revenues	$47,186,358	$45,870,933	$21,779,877	$21,644,225

Cost of revenues	32,496,895	32,750,960	14,784,721	15,426,613
Research and development expenses	2,107,602	2,344,814	1,009,874	1,250,550
Selling and marketing expenses	3,454,454	2,622,790	1,799,588	1,397,374
General and administrative expenses	8,026,787	8,181,051	3,734,374	4,527,476
Amortization of intangible assets	1,466,640	1,566,267	698,637	705,494
Total operating costs and expenses	47,552,378	47,465,882	22,027,194	23,307,507

Operating loss	(366,020)	(1,594,949)	(247,317)	(1,663,282)

Other income	46,432	50,031	20,395	34,052
Financial expense, net	(541,854)	(571,005)	(204,196)	(243,397)
Total other expense	(495,422)	(520,974)	(183,801)	(209,345)
Loss before income tax expense	(861,442)	(2,115,923)	(431,118)	(1,872,627)

Income tax expense	582,280	609,724	368,827	370,343
Net loss	(1,443,772)	(2,725,647)	(799,945)	(2,242,970)

Other comprehensive income (loss), net of income tax
Foreign currency translation adjustment	62,055	383,346	(298,043)	682,860
Comprehensive loss	$(1,381,667)	$(2,342,301)	$(1,097,988)	$(1,560,110)

Basic net loss per share	$(0.06)	$(0.12)	$(0.03)	$(0.10)

Diluted net loss per share	$(0.06)	$(0.12)	$(0.03)	$(0.10)
Weighted average number of shares used in computing basic net loss per share	25,365,756	23,451,687	25,383,440	23,599,230
Weighted average number of shares used in computing diluted net loss per share	25,365,756	23,451,687	25,383,440	23,599,230

Reconciliation of Non-GAAP Financial Measure – Continuing Operations
To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance. Reconciliation of Adjusted EBITDA to the nearest GAAP measure follows:

	Six months ended June 30,		Three months ended June 30,
	2016	2015	2016	2015
Net loss (GAAP measure)	$(1,443,722)	$(2,725,647)	$(799,945)	$(2,242,970)
Add back:
Financial expense – including interest	541,854	571,005	204,196	243,397
Income tax expense	582,280	609,724	368,827	370,343
Depreciation and amortization expense	2,334,666	2,482,485	1,159,629	1,142,252
Other adjustments*	602,055	1,292,400	136,286	321,781
Building sale	–	(895,000)	–	–
Total adjusted EBITDA	$2,617,133	$1,334,967	$1,068,993	$(165,197)
*Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Six Months ended June 30,		Three Months ended June 30,
	2016	2015	2016	2015

Revenue (GAAP measure)	$47,186	$45,871	$21,780	$21,644
Net Loss (GAAP measure)	$(1,444)	$(2,726)	$(800)	$(2,243)
Adjustments:
Amortization	1,467	1,566	699	705
Stock compensation	648	335	157	176
Non-cash taxes	379	299	229	150
EFB Transition/UEC Acquisition costs	–	1,008	–	180
Building sale	–	(895)	–	–
Net adjustments	$2,494	$2,313	$1,085	$1,211
Adjusted Net Income/(Loss)	$1,050	$(413)	$285	$(1,032)
Number of shares	25,366	23,452	25,383	23,599
Adjusted EPS	$0.04	$(0.02)	$0.01	$(0.04)